Exhibit 99.2

Company Contact:	Investor Relations Contact:
Mr. Leo Wang	Mr. Crocker Coulson
Chief Financial Officer	President
China Wind Systems, Inc.	CCG Investor Relations
Tel: +1-877-224-6696 x705	Tel: +1-646-213-1915 (NY Office)
E-mail: leo.wang@chinawindsystems.com	E-mail: crocker.coulson@ccgir.com

Website: www.chinawindsystems.com	Website: www.ccgirasia.com

China Wind Systems, Inc. to Present at 2009 ROTH China Conference

Wuxi, Jiangsu Province, China – October 6, 2009 – China Wind Systems, Inc. (OTC Bulletin Board: CWSI.OB) (“China Wind Systems” or the “Company”), a leading supplier of forged products and industrial equipment to the wind power and other industries in China, today announced that the Company will present at the 2009 ROTH China Conference to be held on October 12-14, 2009.

Presentation:	October 13, 2009 at 5:00 p.m.

Presenter:	Leo Wang, Chief Financial Officer

Location:	Fontainebleau Miami Beach
4441 Collins Avenue
Miami Beach, FL 33140

The ROTH China Conference will feature presentations from more than 60 companies, including US-listed Chinese companies and US-based companies with growth prospects in China. Most of the presenting companies are covered by ROTH’s research team, which will be onsite for discussions with investors.

About China Wind Systems, Inc.

China Wind Systems supplies forged rolled rings to the wind power and other industries and industrial equipment to the textile and energy industries in China. With its newly finished state-of-the-art production facility, the Company is expected soon to significantly increase its shipment of high-precision rolled rings and other essential components. For more information on the Company, please visit http://www.chinawindsystems.com. Information on the Company’s Web site or any other Web site does not constitute a portion of this release.

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Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes”, “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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